CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Novoste Corporation for the registration of 1,650,000 shares of its common stock and to the incorporation by reference therein of our report dated February 8, 2000 with respect to the consolidated financial statements of Novoste Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

May 3, 2000
Atlanta, Georgia